                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE
-----------------------------------------------------------

                                                     Three Months Ended              Nine Months Ended
                                                        September 30,                  September 30,
                                                   1996             1995            1996            1995
                                                ----------      -----------     -----------     -----------

PRIMARY EARNINGS PER SHARE:

Computation for Statement of Operations
---------------------------------------

Adjustment to net loss per statements
  of operations to amount used in primary
  loss per share computation:

  Net loss                                       ($838,000)     ($1,250,500)    ($2,665,900)    ($3,249,500)

  Add interest on convertible
    debentures, net of tax effect                  (B)              (B)             (B)             (B)
                                                ----------      -----------     -----------     -----------

Net loss, as adjusted                            ($838,000)     ($1,250,500)    ($2,665,900)    ($3,249,500)
                                                ==========      ===========     ===========     ===========

Adjustment to weighted average shares
  outstanding to amount used in primary
  earnings (loss) per share computation:

  Weighted average shares outstanding           37,453,600       25,784,600      31,866,100      25,664,600

  Additional shares issuable from
    assumed exercise of options and
    warrants (Note A)                              (B)              (B)             (B)             (B)

  Add shares issuable from assumed
    exercise of convertible debentures             (B)              (B)             (B)             (B)
                                                ----------      -----------     -----------     -----------

  Primary average shares outstanding,
    as adjusted                                 37,453,600       25,784,600      31,866,100      25,664,600
                                                ==========      ===========     ===========     ===========

  Primary loss per share                            ($0.02)          ($0.05)         ($0.08)         ($0.13)
                                                ==========      ===========     ===========     ===========

A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B.      Effect is antidilutive, so amounts are not included in the earnings
        (loss) per share calculation.

                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE
-----------------------------------------------------------

                                                     Three Months Ended              Nine Months Ended
                                                        September 30,                  September 30,
                                                   1996             1995            1996            1995
                                                ----------      -----------     -----------     -----------

FULLY-DILUTED EARNINGS PER SHARE:

Computation for Statement of Operations
---------------------------------------

Adjustment to net loss per statements
  of operations to amount used in fully
  diluted loss per share computation:

  Net loss                                       ($838,000)     ($1,250,500)    ($2,665,900)    ($3,249,500)

  Add interest on convertible
    debentures, net of tax effect                  (B)              (B)             (B)             (B)
                                                ----------      -----------     -----------     -----------

  Net loss, as adjusted                          ($838,000)     ($1,250,500)    ($2,665,900)    ($3,249,500)
                                                ==========      ===========     ===========     ===========

Adjustment to weighted average shares
  outstanding to amount used in fully
  diluted loss per share computation:

  Weighted average shares outstanding           37,453,600       25,784,600      31,866,100      25,664,600

  Additional shares issuable from
    assumed exercise of options
    and warrants (Note A)                          (B)              (B)             (B)             (B)

  Add shares issuable from assumed
    exercise of convertible debentures             (B)              (B)             (B)             (B)
                                                ----------      -----------     -----------     -----------

  Fully-diluted average shares
    outstanding, as adjusted                    37,453,600       25,784,600      31,866,100      25,664,600
                                                ==========      ===========     ===========     ===========

  Fully-diluted loss per share                      ($0.02)          ($0.05)         ($0.08)         ($0.13)
                                                ==========      ===========     ===========     ===========

A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B.      Effect is antidilutive, so amounts are not included in the earnings
        (loss) per share calculation.